                                      THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                             SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                           DECEMBER 31, 2005
                                                                                                                                                  Gross Amount at Which
                                                     Initial Costs to the Partnership                                                            Carried at Close of Year

                                                                                                  Costs
                                                                                               Capitalized
                                      Encumbrances                           Building &       Subsequent to                             Building &                              Year of              Date
Description                            at 12/31/05            Land           Improvements       Acquisition              Land           Improvements           Total           Construction         Acquired

Properties:

Office Building
Lisle, IL                                  None             1,780,000         15,743,881          6,993,510            1,949,206         22,568,185          24,517,391           1985                Apr., 1988

Garden Apartments
Atlanta, GA                             8,748,000           3,631,212         11,168,904          4,117,900(b)         4,902,385         14,015,631          18,918,016           1987                Apr., 1988

Retail Shopping Center
Roswell, GA                                None             9,454,622         21,513,677          6,807,027           11,135,593         26,639,733          37,775,326           1988                Jan., 1989

Garden Apartments
Raleigh, NC                             8,750,000           1,623,146         14,135,553            529,068            1,715,699         14,572,068          16,287,767           1995                Jun., 1995

Hotel
Portland, OR                                -               1,500,000          6,508,729            932,091            1,500,000          7,440,820           8,940,820           1989                Dec., 2003

Office Building
Nashville, TN                              None             1,797,000          6,588,451          2,648,353            1,855,339          9,178,465          11,033,804           1982                Oct., 1995

Office Building
Beaverton, OR                              None               816,415          9,897,307          1,377,768              845,887         11,245,603          12,091,490           1995                Dec., 1996

Industrial Building
Aurora, CO                                 None             1,338,175          7,202,411          2,745,974            1,415,159          9,871,401          11,286,560           1997                Sep., 1997

Office Complex
Brentwood, TN                              None             2,425,000          7,063,755          2,844,397            2,463,601          9,869,551          12,333,152           1987                Oct., 1997

Retail Shopping Center
Hampton, VA                             8,239,566           2,339,100         12,767,956          2,935,555            4,839,418         13,203,193          18,042,611           1998                 May, 2001

Retail Shopping Center
Westminster, MD                             -               3,031,735          9,326,605                 (0)           3,031,735          9,326,605          12,358,340           2005               June., 2006

Retail Shopping Center
Ocean City, MD                          6,972,922           1,517,099          8,495,039          5,526,641            1,517,099         14,021,680          15,538,779           1986                Nov., 2002
                                        ----------          ----------        -----------         ----------           ----------        -----------         -----------
                                       32,710,488          31,253,504        130,412,268         37,458,284           37,171,121        161,952,935         199,124,056
                                       ----------         -----------       ------------        -----------          -----------       ------------         ------------
                                       ----------         -----------       ------------        -----------          -----------       ------------         ------------

                                                                           2006                   2005                  2004
                                                                         -------                -------               -------
(a)             Balance at beginning of year                            183,767,148           224,584,885           223,943,870
                        Additions:
                          Acquisitions                                   12,358,340                    -                     -
                          Improvements, etc.                              2,998,568             6,187,973             7,502,358
                          Conversion from JV to WO                                                                           -
                        Deletions:
                          Sale                                                   -            (47,005,710)           (6,861,343)
                                                                        ------------          -----------           ------------
                Balance at end of year                                  199,124,056           183,767,148           224,584,885
                                                                        ------------          -----------           ------------
                                                                        ------------          -----------           ------------

(b)             Net of $1,000,000 settlement received from lawsuit.

Report of Independent Registered Public Accounting Firm on

Financial Statement Schedules

To the Partners of

The Prudential Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 15, 2007 appearing in the Annual Report on Form 10-K also included an audit of the financial statement schedules listed in this Form S-1. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

New York, New York

February 15, 2007